Exhibit 10.17

SECURED PROMISSORY NOTE

$	DATE:

FOR VALUE RECEIVED, the undersigned, CALLISTO PHARMACEUTICALS, INC.  (“Borrower”), promises to pay to                      (“Lender”), the principal sum of                                                        ($                  ); with interest at the annual rate of 11% on the unpaid principal amount from the date hereof until the said principal amount has been paid in full, whether at the Maturity Date (as hereinafter defined) or otherwise, all as more fully set forth herein.

This Note is given by Borrower to Lender pursuant to and is entitled to the benefits of the Securities Purchase Agreement between the parties hereto of even date herewith (the “Agreement”) and Security Agreement of even date herewith (together with the Agreement, the “Loan Documents”), to which reference is hereby made for a more complete statement of the terms and conditions under which the Loan evidenced hereby is made and is to be repaid.  Capitalized terms not defined herein shall have the meaning set forth in the Loan Documents.   This Note is secured by a security interest in certain of Borrower’s assets granted by Borrower to Lender, more fully described in the Security Agreement and is one of several Notes of like tenor aggregating $[500,000].

No reference herein to the Agreement and no provision of the Note or the Agreement shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the time and in the currency herein prescribed.

Interest for the full term of this Note from the date of issuance to the Maturity Date shall be due on the Maturity Date.  In the Event of Default, interest shall be 15% of the outstanding principal of the Note.

The “Maturity Date” shall be the date that is the earlier of April 15, 2010, or the date that the entire principal amount and interest on this Note shall become due and payable by reason of acceleration due to the occurrence of an Event of Default (as hereinafter defined) or otherwise.

EVENTS OF DEFAULT.     Each of the following specified events hereby constitutes and is herein referred to individually as an “Event of Default”:

(a)           Borrower’s failure to make or cause to be made any payments to Lender under this Note when the same are due; or

(b)           Default in the due and timely observance or performance of the covenants, conditions or agreements of Borrower contained in this Note or in any other of the Loan Documents relating to the Pledged Securities; or

(c)           If any financial statement or representation or warranty made by Borrower in connection with this transaction or in any document in connection with the instruments, documents and assignments to be executed by Borrower hereunder or pursuant hereto shall be untrue in any material respect on the date made; or

(d)           Default of any party thereto in the observance or performance by such party of any material term, covenant, condition, warranty or representation made or agreed to in any of the Loan Documents; or

(e)           If any warrant of attachment, execution of other writ shall be issued or levied upon the proceeds or amounts payable pursuant to the Loan Agreement and such attachment, execution or other writ shall not be either discharged or stayed for a period in excess of thirty (30) days; or

(f)            If Borrower should become insolvent;  or should be unable to pay its debts as they mature (including failure to pay the Note); or should make an assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its properties or assets; or should file a voluntary petition in bankruptcy or to effect a plan or other arrangement with creditors; or should file an answer admitting the jurisdiction of any court and the material allegations of an involuntary petition filed pursuant to any legislation or governmental regulation relating to bankruptcy; or should join in any petition for an adjudication or for another arrangement; or should become or be adjudicated a bankrupt; or should apply for a consent to the appointment of or consent that an order be made appointing any receiver or trustee for itself or for any of its properties, assets or business; or if an order should be entered pursuant to any legislation or governmental rule relating to bankruptcy or reorganization; or if a receiver or a trustee should be appointed otherwise than upon its own application or consent for all or a substantial part of its properties, assets or business and any such receiver or trustee so appointed is not discharged within thirty (30) days after the date of such appointment.

Upon the occurrence of an Event of Default, the entire principal sum and accrued interest shall, upon written notice Lender to Borrower, thereupon become due and payable at the option of the Lender.  Such election may be withdrawn Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.  If a declaration is made in accordance with this paragraph, then and in every such case, the holder or holders of at least 70% in aggregate principal amount of outstanding Notes may, by an instrument delivered to the Borrower, annul such declaration and the consequences thereof, provided that at the time such declaration is annulled:

(i)          no judgment or decree has been entered for the payment of any monies due on the Notes;

(ii)         all arrears of interest on the Notes and all other sums payable on the Notes (except any principal of or interest or premium on the Notes which has become due and payable by reason of such declaration) shall have been duly paid; and

(iii)        every other Event of Default shall have been duly waived or otherwise made good or cured;

provided, however, that no such annulment shall extend to or affect any subsequent Event of Default or impair any right consequent thereon.

Nothing herein will be deemed to limit or restrict any of Lender’s rights under the Loan Documents in the event of a default by Borrower thereunder, including, without limitation, Lender’s rights to deal with or realize upon the Pledged Securities as specified herein or therein.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America by, at the option of the Borrower, wire to the bank account of Lender or in same day funds at the office of Lender at the office set forth in the Loan Documents, or at such place as shall be designated by Lender in writing pursuant to the Loan Agreement for such purpose.  Until notified in writing of the transfer of this Note, Borrower shall be entitled to deem Lender or such person who has been so identified by the transferor in writing to Borrower as the holder of this Note as the owner and holder of this Note. Each of Lender and any subsequent holder of this Note agrees that before disposing of this Note or any part hereof it will make a notation hereon of all principal and interest payments made hereunder.

Borrower may prepay this Note in whole or in part at any time without penalty.

All notices and other communications given hereunder shall be given as set forth in the Loan Documents.

Borrower consents to any extension of time of payment hereof, release of all or any part of the security, or release of any party liable for this obligation.  Any such extension or release may be made without notice to Borrower and without discharging its liability.

All parties to this Note, whether Borrower, principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, protest, notice of protest, notice of dishonor and all other notices in connection with this Note, except Borrower does not waive notice as to any prejudgment attachment.

Borrower promises to pay all costs and expenses, including reasonable attorney’s fees, incurred in the collection and enforcement of this Note.  Borrower and endorsers of this Note hereby consent to renewals and extensions of time at or after the Maturity Date hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extend permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

No provision of this Note may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Borrower and the Lenders holding at least 70% of the principal amount outstanding of the Notes.  No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

This Note is being delivered and is intended to be performed in the State of New York and is governed by the laws of the State of New York excluding any laws relating to the conflict or choice of laws.

All agreements between the Borrower and the Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness or otherwise, shall the amount paid or agreed to be paid to the holder hereof for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum permissible amount paid or agreed to be paid to the Lender hereof under applicable law.  If, for any circumstances whatsoever, fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstance the holder hereof should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the payment of interest.  As used herein, the term

“applicable law” shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered as of the day and year and the place above written.

CALLISTO PHARMACEUTICALS, INC.

By:
Gary S. Jacob, CEO